UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2008

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On February 20, 2008, the Compensation Committee ("Committee") of The PMI Group, Inc. ("PMI") adopted an amendment to PMI's 2005 Officer Deferred Compensation Plan to permit participants in 2008 to change prior distribution elections pursuant to certain IRS transitionary relief. A copy of the amendment is filed as an exhibit to this Report.

On the same date, the Committee authorized an amended Bonus Incentive Plan for PMI's executive officers, to be submitted for stockholder approval at PMI's 2008 annual stockholders' meeting. The amended plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code. The amended plan provides flexibility to pay awards for the achievement of performance goals determined by the Committee using one or more factors from among a number of factors set forth in the plan, such as book value, cash flow, net income, price to earnings ratio, new insurance written, total shareholder return, risk in force, and other measures. Pursuant to the terms of the plan effective currently and as authorized to be amended, the Committee specifies the participants for each performance period, the performance goal(s) for each participant, the targets under each goal, the target bonus for each participant, and the formula or matrix for determining the actual bonuses to be paid depending on actual performance. The current plan was filed as Exhibit 10.3 to PMI's Current Report on Form 8-K filed on September 25, 2007.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1, effective as of February 20, 2008, to The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (September 19, 2007 Restatement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

February 26, 2008	By:	/s/ Andrew D. Cameron

Name: Andrew D. Cameron
Title: Senior Vice President and Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, effective as of February 20, 2008, to The PMI Group, Inc. 2005 Officer Deferred Compensation Plan (September 19, 2007 Restatement).